                                                          Exhibit No. EX-99.p.10

                                       GMO
                                 CODE OF ETHICS

                                    GMO TRUST
                     GRANTHAM, MAYO, VAN OTTERLOO & CO. LLC
                               GMO AUSTRALASIA LLC
                               GMO AUSTRALIA LTD.
                             GMO SINGAPORE PTE LTD.
                              GMO SWITZERLAND GMBH
                                  GMO U.K. LTD.
                                GMO WOOLLEY LTD.
                             RENEWABLE RESOURCES LLC
                            RENEWABLE RESOURCES LTD.

                               Dated April 1, 2005

        b.    Conduct all personal Securities Transactions consistent with this
               Code including both the pre-clearance and reporting
               requirements...................................................9
        c.    Avoid taking inappropriate advantage of their positions.........9
     2.       Appendices to the Code..........................................9
        a.    Definitions (capitalized terms in the Code are defined in
               Appendix 1);...................................................9
        b.    Master Personal Trading Policies and Procedures and the
               appendices thereto (Appendix 2);...............................9
        c.    Quick Reference Guide to Pre-Clearance and
               Quarterly Reporting (Appendix A to Appendix 2);................9
        d.    Quarterly Transaction Report (Appendix B to Appendix 2);........9
        e.    Contact Persons including the Chief Compliance Officer and the
               Conflicts of Interest Committee, if different than as initially

        j.    Form Letter to Broker, Dealer or Bank ("407" Letter)

          iii.  Securities Purchased or Sold or Being Considered

                                  Introduction

As an investment adviser,  GMO is a fiduciary with respect to the assets managed on behalf of its various clients. As a fiduciary, GMO owes a duty to its clients to at all times act in the  clients'  best  interest.  This Code of Ethics  (the
"Code") is based on the principle that GMO's  officers,  employees,  and certain other  related  persons  have a fiduciary  duty to place the  interests of GMO's clients  ahead of their own.  The Code applies to all Access  Persons(1)  and is intended to promote:

|X|  honest and ethical  conduct,  including  the ethical  handling of actual or
     apparent   conflicts  of  interest   between   personal  and   professional
     relationships;

|X|  full, fair, accurate,  timely and understandable  disclosure in reports and documents that a registrant files with, or submits to, the SEC and in other public communications made by the Trust;

|X|  compliance with applicable laws and governmental rules and regulations;

|X|  the prompt  internal  reporting of violations of the Code to an appropriate person or persons identified in the Code; and

|X|  accountability for adherence to the Code.

The Code  consists  of  three  principal  components.  "Part  I:  Fiduciary  and
Professional  Standards" focuses principally on the professional conduct that is expected of all Access Persons.  "Part II: Personal Trading Policies" focuses on specific  pre-clearance  and  reporting  obligations  with  respect to  personal transactions  in securities.  Lastly,  "Part III:  Compliance  with this Code of
Ethics" discusses certain procedural aspects of how the Code is implemented.

--------------------------
(1) Capitalized words are defined in Appendix 1.

                  Part I: Fiduciary and Professional Standards

As mentioned, GMO is a fiduciary with respect to the assets managed on behalf of its various clients,  and, as a result,  Access Persons have a fiduciary duty to place the interests of GMO's clients ahead of their own. This fiduciary duty may be  compromised  by potential  conflicts  of interest  with respect to an Access
Person.  Whenever a potential conflict arises, the Access Person must report the conflict to GMO's Chief  Compliance  Officer.  This Part I sets forth the proper standards and procedures for  evaluating  and reporting  potential  conflicts of interest.

A  "conflict  of  interest"  occurs  when an Access  Person's  private  interest interferes  with the interests  of, or that  person's  service to, GMO Funds and
Accounts.  For example,  a conflict of interest would arise if an Access Person, or a member of his family,  receives  improper  personal benefits as a result of that person's position at GMO.

Although  typically not presenting an opportunity for improper personal benefit, conflicts arise from, or are a result of, the contractual  relationship  between
GMO Funds and Accounts and GMO. As a result,  this Code  recognizes  that Access
Persons may, in the normal course of their duties,  be involved in  establishing policies and implementing  decisions that will have different effects on GMO and a GMO Fund or Account. Other conflicts of interest are covered by the Code, even if such  conflicts of interest are not subject to provisions  in the  Investment
Company Act and the Investment  Advisers Act. In reading the following  examples of conflicts of interest under the Code, Access Persons should keep in mind that such a list cannot ever be exhaustive by covering  every possible  scenario.  It follows that the overarching principle - that the personal interest of an Access
Person  should  not be placed  improperly  before the  interest  of GMO Funds or
Accounts - should be the guiding principle in all circumstances.

A.   Conflicts of Interest - Standards

     Each Access Person must:

     |X|  not use personal  influence or personal  relationships  improperly  to influence investment decisions or financial reporting by a GMO Fund or
          Account  whereby the Access  Person would  benefit  personally  to the detriment of the GMO Fund or Account;

     |X|  not  cause a GMO  Fund or  Account  to  take  action,  or fail to take action,  for the  individual  personal  benefit of the  Access  Person rather than for the benefit of the GMO Fund or Account;

     |X|  not use material non-public  knowledge of portfolio  transactions made or  contemplated  for a GMO Fund or  Account to profit  personally  or cause others to profit, by the market effect of such transactions;

     |X|  not  retaliate  against any  employee or Access  Person for reports of potential violations of law that are made in good faith.

     There are some  conflict  of  interest  situations  that  should  always be discussed with the Chief Compliance Officer if material.  Examples of these include:

     |X|  any outside  business  activity  that  detracts  from an  individual's
          ability   to   devote   appropriate   time   and   attention   to  his
          responsibilities;

     |X|  service as a director  on the board (or  equivalent  position)  of any public company;

     |X|  service as a director  or  otherwise  for any  foundation,  charity or other  institution  such that the  Access  Person  may  influence  the selection or consideration of GMO as an investment adviser;

     |X|  the  providing  of  any  financial,  political  or  other  support  or existence of any other relationship with any person connected with the account of any public pension fund client of GMO;

     |X|  the  receipt  of any  non-nominal  gifts or  entertainment  (see Gifts policy below);

     |X|  any   ownership   interest  in,  or  any   consulting   or  employment
          relationship with, any of GMO's or a GMO Fund's service providers;

     |X|  a direct or indirect  financial  interest in commissions,  transaction charges  or  spreads  paid by a GMO  Fund  or  Account  for  effecting portfolio  transactions or for selling or redeeming  shares other than an  interest  arising  from the Access  Person's  employment,  such as compensation or equity ownership.

B.   Gifts

     On  occasion,  because  of their  affiliation  with the Funds or  Accounts,
     Access Persons may be offered,  or may receive without  notice,  gifts from clients,  brokers,  vendors,  or other persons not affiliated  with any GMO
     Entity. Due to the potential conflicts of interest, no gifts of substantial value may be  accepted.  In cases where a GMO  employee  or her  supervisor believe that  attendance of certain events will be beneficial to GMO and/or its clients interests, the employee should request that GMO consider paying for the cost of the  employee's  attendance  rather than  accepting it as a gift. If this is not possible or practicable  (e.g. if the cost  applicable to GMO cannot be ascertained),  the employee may participate  provided that such  participation  is  approved  by her  supervisor,  and the  supervisor reports the receipt of the  invitation.  Non-GMO  employee  Access  Persons should discuss any potential conflicts with the Chief Compliance Officer.

     Examples of gifts of greater than nominal value that may not be accepted:

     |X|  Golf
     |X|  Tours, Cruises or Tourist Events
     |X|  Sporting Events
     |X|  Arts/Cultural Events
     |X|  Services
     |X|  Parties
     |X|  Conference Fees
     |X|  Travel Expenses

     The  following  exceptions  are made to this policy and may be accepted and need not be reported, except as indicated:

     |X|  Working lunch/dinner  without  entertainment if reasonable in relation to the circumstances.
     |X|  Gifts  of  nominal   value  (i.e.   less  than   $100),   particularly
          holiday-related,  that are consumed or enjoyed within GMO by and among
          GMO employees (i.e. not enjoyed solely by an individual).
     |X|  Lunch or dinner with entertainment  provided by a GMO service provider where other clients of the service provider are also present, provided that the  attendance of events of this nature is reported to the Chief
          Compliance Officer.

     Gifts Register
     All gifts,  except for the  exceptions  noted above,  must be recorded on a register maintained by the Compliance Department.

C.   Disclosure

     |X|  Each Access Person must be familiar with the  disclosure  requirements applicable  to  the  GMO  Funds,  including  disclosure  controls  and procedures; and
     |X|  Each Access Person must not knowingly misrepresent, or cause others to misrepresent,  facts about GMO Funds or Accounts to others,  including to the Trustees  and  auditors,  and to  governmental  regulators  and self-regulatory organizations.

D.   Confidentiality

     Access Persons are prohibited  from revealing  information  relating to the investment intentions,  activities or portfolios of the Funds and Accounts,
     except  to  persons  whose  responsibilities   require  knowledge  of  such
     information.

E.   Reporting and Accountability

     Each  Access  Person  will  be  provided  with a copy of the  Code  and any amendments to the Code.  Each Access  Person must affirm in writing  (which may be by electronic means) that the Access Person has received,  read, and understands the Code and any amendments to the Code.

     An Access  Person must  notify the Chief  Compliance  Officer of  Grantham,
     Mayo,  Van  Otterloo & Co. LLC  promptly if the Access  Person knows of any violation  of this  Code.  Failure to do so is itself a  violation  of this
     Code.

     With respect to Fiduciary and  Professional  Standards,  each Access Person must:

     |X|  annually   affirm  that  the  Access  Person  has  complied  with  the requirements of the Code;

     |X|  report at least annually affiliations and potential conflicts;

     |X|  report any known or apparent onflict with an Access Person's fiduciary obligations,  including their own, to the Chief Compliance  Officer of
          Grantham, Mayo, Van Otterloo & Co. LLC;

     The Chief Compliance Officer must:

     |X|  complete  questionnaires  developed by the  Compliance  Department  to solicit disclosure of potential conflicts and related issues;

     |X|  provide   additional   information  as  requested  by  the  Compliance
          Department.

     The Conflicts of Interest  Committee,  which is an instrumentality of GMO's
     Board,  is  responsible  for applying  this Code to specific  situations in which  questions are presented  under it and has the authority to interpret this Code in any  particular  situation.  As of the date of this Code,  the
     Conflicts of Interest Committee consists of Scott Eston, John Rosenblum and
     Bill Royer.

     Procedures to be followed in investigating and enforcing this Code:

     |X|  the  Compliance   Department  will  take  all  appropriate  action  to
          investigate any violations and potential  violations reported to it or the Chief  Compliance  Officer of Grantham,  Mayo,  Van Otterloo & Co.
          LLC;

     |X|  the Compliance  Department  will report such findings to the Conflicts of Interest Committee;

     |X|  the Conflicts of Interest Committee will consider  appropriate action, such as granting waivers, as appropriate, and which may include review
          of,  and  appropriate   modifications  to,  applicable   policies  and
          procedures; notification to appropriate personnel of GMO or its board;
          or recommending dismissal of the Access Person;

     |X|  the Compliance  Department  will report all findings and actions taken by the  Conflicts of Interest  Committee to the Trustees of GMO Trust;
          and

     |X|  any changes to or waivers of this Code will,  to the extent  required, be disclosed as provided by SEC rules.

F.   Compliance with the Federal Securities Laws

     More  generally,  Access  Persons are  required  to comply with  applicable federal  securities  laws at all  times.  Examples  of  applicable  federal securities laws include:

     |X|  the Securities  Act of 1933, the Securities  Exchange Act of 1934, the
          Sarbanes-Oxley Act of 2002 and the SEC rules thereunder;

     |X|  the Investment Advisers Act of 1940 and the SEC rules thereunder;

     |X|  the Investment Company Act of 1940 and the SEC rules thereunder;

     |X|  title V of the Gramm-Leach-Bliley Act of 1999 (privacy and security of client non-public information); and

     |X|  the Bank  Secrecy  Act, as it applies to mutual  funds and  investment advisers, and the SEC and Department of the Treasury rules thereunder.

                       Part II: Personal Trading Policies

A.   Introduction

     1.   Fiduciary Duty.

          As fiduciaries, Access Persons must at all times:

          a.   Place the interests of the GMO Funds and Accounts first.

               Access Persons must scrupulously avoid serving their own personal interests ahead of the interests of the GMO Funds and Accounts in any decision  relating to their personal  investments.  An Access
               Person may not induce or cause a Fund to take  action,  or not to take action, for personal benefit, rather than for the benefit of the Fund. Nor may any Access Persons otherwise exploit the client relationship  for personal gain.  For the avoidance of doubt,  an
               Access  Person may not engage in  short-term  trading  strategies
               (i.e.  market  timing)  for their own  account (or any account in which the Access  Person has a  Beneficial  Interest)  in any GMO
               Fund or Account,  as such activity  would  constitute a breach of their fiduciary duty to the Fund.

          b.   Conduct all personal Securities Transactions consistent with this
               Code including both the pre-clearance and reporting requirements.

               Doubtful  situations should be resolved in favor of the GMO Funds and Accounts.  Technical  compliance  with the Code's  procedures will not  automatically  insulate  from  scrutiny any trades that indicate an abuse of fiduciary duties.

          c.   Avoid taking inappropriate advantage of their positions.

               Access Persons must not only seek to achieve technical compliance with the Code but  should  strive to abide by its  spirit and the principles articulated herein.

     2.   Appendices to the Code.

          The  appendices  to this  Code are  attached  to and are a part of the
          Code. The appendices include the following:

          a.   Definitions  (capitalized  terms  in  the  Code  are  defined  in
               Appendix 1);

          b.   Master   Personal   Trading   Policies  and  Procedures  and  the
               appendices thereto (Appendix 2);

          c.   Quick Reference Guide to  Pre-Clearance  and Quarterly  Reporting
               (Appendix A to Appendix 2);

          d.   Quarterly Transaction Report (Appendix B to Appendix 2);

          e.   Contact Persons  including the Chief  Compliance  Officer and the
               Conflicts of Interest  Committee,  if different than as initially designated herein (Appendix C to Appendix 2);

          f.   Annual Holdings Report (Appendix D to Appendix 2);

          g.   Beneficial Ownership Report (Appendix E to Appendix 2);

          h.   File a PTAF (Appendix F to Appendix 2);

          i.   Annual Certificate of Compliance (Appendix G to Appendix 2);

          j.   Form Letter to Broker,  Dealer or Bank ("407" Letter) (Appendix H
               to Appendix 2); and

          k.   List of GMO Sub-Advised Funds (Appendix I to Appendix 2).

B.   Personal Securities Transactions

     1.   Pre-Clearance Requirements for Access Persons.

          a.   General Requirement.

               All Securities  Transactions  by Access Persons for an account in which the Access Person has a Beneficial  Interest (other than by any  trustee  of GMO Trust who is not an  "interested  person" as defined in the  Investment  Company Act of 1940 ("1940 Act") of a
               GMO Fund) of the types set forth in  Section 2 of the  Procedures are subject to the pre-clearance  procedures set forth in Section
               6 of the Procedures.

          b.   General Policy.

               In general,  requests to buy or sell a security will be denied if the  Security (a) was  purchased  or sold within 3 calendar  days prior to the date of the request or (b) is being  considered  for purchase  or sale within 15 days after the date of the request by any Fund or Account.  Requests  to sell a Security  short will be denied for the same  reasons and also if the security is owned by any GMO Active Portfolio.

          c.   Procedures.

               The  procedures  for  requesting  pre-clearance  of a  Securities
               Transaction  are set forth in Section 6 of the  Procedures and in
               Appendix A thereto.  The Chief Compliance Officer (or a designee)
               will keep appropriate records of all pre-clearance requests.

          d.   No Explanation Required for Refusals.

               In some cases, the Chief  Compliance  Officer (or a designee) may refuse to authorize a Securities Transaction for a reason that is confidential.  The Chief Compliance  Officer (or designee) is not required to give an  explanation  for refusing to  authorize  any
               Securities Transaction.

     2.   Prohibited Transactions.

          a.   Prohibited Securities Transactions.

               The following Securities Transactions are prohibited and will not be  authorized,  except to the  extent  designated  below.  These prohibitions  shall not apply to any  trustee of GMO Trust who is not an "interested  person" (as defined in the 1940 Act) of a GMO
               Fund.

               i.   Initial Public Offerings.

                    Any purchase of  Securities  in an initial  public  offering
                    other  than  a  new  offering  of  a   registered   open-end
                    investment  company or any initial  offering  that an Access
                    Person  can  demonstrate  in the  pre-clearance  process  is available  and  accessible to the general  investing  public through on-line or other means.

               ii.  Options on Securities.

                    Options  on  any  securities   held  by  Active   Portfolios
                    (including   International   Active,   Domestic  Active  and
                    Emerging  Markets).  ). Access  Persons also are  prohibited from  purchasing or selling options on Securities held in an account within his or her own area,  even if  quantitatively managed.

               iii. Securities   Purchased  or  Sold  or  Being  Considered  for
                    Purchase or Sale.

                    Any  Security  purchased  or sold or  being  considered  for purchase or sale by a Fund or an Account.  For this purpose, a security is being  considered  for purchase or sale when a recommendation  to  purchase or sell the  Security  has been communicated  or,  with  respect  to the  person  making the recommendation,  when such person seriously considers making the recommendation.

               iv.  Short-Term Profiting.

                    Profiting   from  the  purchase  or  sale  of  the  same  or
                    equivalent Securities within 60 calendar days is prohibited.
                    If a position is sold for a profit within 60 days,  any such profit  will  be  required  to  be  disgorged  to a  charity
                    approved  by  the  Conflicts  of  Interest  Committee.   The
                    following  securities (as defined in Part  II.B.2.c.i.(b) of this Code) are not subject to this prohibition:

                    (a)  Mutual Funds  (excluding  GMO Funds which are discussed in subsection (vi) below);

                    (b)  U.S. Government Securities;

                    (c)  Money Market Instruments;

                    (d)  Currencies and Forward Contracts thereon;

                    (e)  Futures on interest rates;

                    (f)  Futures on bonds and commodities;

                    (g)  Commodities and options and futures on Commodities;

                    (h)  Securities  acquired  through  the  exercise  of Rights
                         Offerings;

                    (i)  Municipal Bonds;

                    (j)  Certain ETFs,  including NASDAQ 100 Index Shares (QQQ),
                         Barclays  iShares,  HOLDRs  Trusts  and S&P  Depository
                         Receipts (SPY) (Contact Compliance  concerning ETFs not
                         addressed herein);

                    (k)  Dow Jones Industrial Average Index (DIA); and

               v.   Short Selling of Securities.

                    Short selling  securities that are held in Active Portfolios
                    (including   International   Active,   Domestic  Active  and
                    Emerging  Markets).  Access Persons also are prohibited from short selling  Securities  held in an account  within his or her own area, even if quantitatively managed. The Compliance
                    Department will determine  whether an Active Portfolio holds a  Security  and  whether  a  Security  is held by an Access
                    Person's "area."

               vi.  Short-Term Trading Strategies in GMO Funds.

                    Redemption  of a portion or all of a purchase  in a GMO Fund
                    (including  the GMO  Trust  mutual  funds and  mutual  funds sub-advised by GMO, but excluding GMO Short Duration  Income
                    Fund and GMO  Domestic  Bond Fund)  made  within the past 60 calendar  days. If a position is sold for a profit within 60 days,  any such profit will be required to be disgorged  and paid to the Fund or as otherwise directed by GMO's Conflicts of  Interest  Committee.  Additionally,  three  "round-trip"
                    transactions  (purchase and  subsequent  redemption)  in the same GMO Fund,  with the same  exceptions,  over a  12-month period is  prohibited.  Any  profits  will be required to be disgorged in a similar manner.

          b.   Improper Securities Transactions.

               The  following  Securities  Transactions  may violate the federal securities  laws or other legal or  regulatory  provisions or are otherwise  deemed to be improper and are  prohibited and will not be authorized under any circumstances:

               i.   Inside Information.

                    Any  transaction  in  a  Security  while  in  possession  of material nonpublic information regarding the Security or the issuer of the Security;

               ii.  Market Manipulation.

                    Transactions intended to raise, lower, or maintain the price of any  Security or to create a false  appearance  of active trading

               iii. Market-Timing of GMO Advised/Sub-Advised Mutual Funds.

                    Transactions in GMO Funds (including GMO Sub-Advised  Funds)
                    that, when taken  together,  constitute a short term trading strategy  that is  inconsistent  with the  interests  of the fund's long-term investors; and

               iv.  Others.

                    Any  other  transactions  deemed  by  the  Chief  Compliance
                    Officer (or a designee)  to involve a conflict of  interest,
                    possible  diversions  of  corporate  opportunities,   or  an
                    appearance of impropriety.

          c.   Exemptions.

               Any  Securities   Transaction  not  specifically   exempted  from
               pre-clearance  and reporting  requirements  as detailed  below is fully subject to such requirements.

               i.   Pre-Clearance and Reporting Exemptions.

                    The following Securities Transactions and other transactions
                    are   exempt   (as   indicated   below)   from   either  the
                    pre-clearance  requirements set forth in Part II.B.1 of this
                    Code  or  the  reporting  requirements  set  forth  in  Part
                    II.B.2.d  of this  Code,  or  both.  Note  that  de  minimus
                    purchases   and  sales  of  large   market  cap  stocks  and
                    investments in municipal bonds, and ETF's (as defined below)
                    are exempt from pre-clearance,  but are subject to quarterly and annual reporting.

               (a)  Securities  Transactions  Exempt from Both Pre-clearance and
                    Reporting.

                    o    Mutual Funds (other than  Reportable  Funds,  including
                         the GMO Funds and GMO  Sub-Advised  Funds).  Securities
                         issued by any registered open-end investment  companies
                         (excluding Reportable Funds).

                    -    Please  note  that  transactions  by  employees  in GMO
                         mutual  funds  are  subject  to the  Code  and  will be
                         regularly  monitored  for  compliance  with  the  Code.
                         Employees  should have no  expectation  of privacy with
                         respect to such transactions.

                    o    U.S.  Government  Securities.  Securities issued by the
                         Government of the United States;

                    o    Money Market  Instruments.  Money market instruments or
                         their equivalents, including bankers' acceptances, bank
                         certificates  of  deposit,  commercial  paper  and high
                         quality  short-term  debt   instruments(2),   including
                         repurchase agreements;

                    o    Currencies and Forward Contracts Thereon. Currencies of
                         foreign governments and forward contracts thereon;

                    o    Certain   Corporate   Actions.   Any   acquisition   of
                         Securities    through   stock    dividends,    dividend
                         reinvestments,  stock  splits,  reverse  stock  splits,
                         mergers,  consolidations,  spin-offs,  or other similar
                         corporate  reorganizations  or distributions  generally
                         applicable   to  all  holders  of  the  same  class  of
                         Securities; and

                    o    Rights.  Any  acquisition  of  Securities  through  the
                         exercise  of rights  issued by an issuer to all holders
                         of a class of its Securities,  to the extent the rights
                         were acquired in the issue.

               (b)  Securities   Transactions   Exempt  from  Pre-clearance  but
                    Subject to Reporting Requirements.

                    o    Discretionary   Accounts.   Transactions   through  any
                         discretionary  accounts (i) that have been  approved by
                         the Compliance Department in advance and (ii) for which
                         the  Access   Person   has   arranged   for   quarterly
                         certification from the third party manager stating that
                         the  individual  (Access  Person  or  Immediate  Family
                         Member) has not influenced the discretionary  manager's
                         decisions during the period in question;

----------------------------
(2) High quality  short-term  debt  instrument  means any instrument  that has a maturity  at  issuance of less than 366 days and that is rated in one of the two
highest  rating  categories  by  a  Nationally  Recognized   Statistical  Rating
Organization.

                    o    De Minimus  Purchases  and Sales of Large Cap Stocks by
                         non-Investment Personnel.  Purchases or sales by Access
                         Persons who are not portfolio managers or trading staff
                         of less than $25,000 of common  stock of issuers  whose
                         market  capitalization is greater than $5 billion as of
                         the date of such purchases or sales,  provided that the
                         Access Person is not aware of pending transactions by a
                         GMO Fund or Account  with  respect to such stock.  This
                         exemption from  pre-clearance  may be utilized once per
                         security    within    multiple    accounts   during   a
                         pre-clearance  period so long as the total  across  all
                         accounts is less than $25,000;

                    o    Municipal Bonds. Personal investment in municipal bonds
                         is exempt from pre-clearance  requirements as set forth
                         in Part  II.B.1 of this Code but  subject to  quarterly
                         transaction reporting and annual holdings disclosure as
                         set forth in Part II.B.2.d of this Code;

                    o    Exchange Traded Funds (ETF's).  Personal  investment in
                         shares of ETF's, including iShares offered by Barclays,
                         NASDAQ 100 Index Shares  (QQQ),  HOLDRs  Trusts and S&P
                         Depository Receipts (SPY), is exempt from pre-clearance
                         requirements  as set forth in Part II.B.1 of this Code,
                         but  subject to  quarterly  transaction  reporting  and
                         annual  holdings   disclosure  as  set  forth  in  Part
                         II.B.2.d of this Code (For ETF's not addressed  herein,
                         please  contact   compliance  to  ascertain   reporting
                         status);

                    o    Dow Jones Industrial Average (DIA). Personal investment
                         in units of Dow Jones  Industrial  Average Index shares
                         is exempt from pre-clearance  requirements as set forth
                         in Part  II.B.1 of this Code but  subject to  quarterly
                         transaction reporting and annual holdings disclosure as
                         set forth in Part II.B.2.d of this Code;

                    o    Miscellaneous.  Any transaction in other  Securities as
                         may from time to time be  designated  in writing by the
                         Conflicts of Interest  Committee on the ground that the
                         risk of abuse is minimal or non-existent; and

                    o    Donation  of  Securities  to a Charity.  A donation  of
                         securities  to a charity is exempt  from  pre-clearance
                         requirements  as set forth in Part II.B.1 of this Code,
                         but  subject to  quarterly  transaction  reporting  and
                         annual  holdings   disclosure  as  set  forth  in  Part
                         II.B.2.d of this Code.

                    o    Reportable Funds. Securities issued by any mutual funds
                         for which a GMO Entity serves as an investment adviser,
                         sub-adviser  or principal  underwriter  are exempt from
                         pre-clearance  requirements as set forth in Part II.B.1
                         of this  Code,  but  subject to  quarterly  transaction
                         reporting and annual  holdings  disclosure as set forth
                         in Part II.B.2.d of this Code.

               ii.  Application to Commodities, Futures and Options.

               (a)  The  purchase  or sale of  commodities,  futures on interest rates, futures on currencies, non-exchange-traded options on currencies,  and  non-exchange-traded  options  on  currency futures  are not subject to the  pre-clearance  requirements set  forth  in Part  II.B.1  of this  Code or the  reporting requirements set forth in Part II.B.2.d of this Code.

               (b)  The  purchase  and  sale  of   exchange-traded   options  on
                    currencies,  exchange-traded  options on  currency  futures;
                    futures on bonds and commodities and the purchase of futures on securities  comprising  part of a  broad-based,  publicly traded market based index of stocks and related  options are not subject to the  pre-clearance  requirements set forth in
                    Part II.B.1 of this Code,  but are subject to the  reporting requirements set forth in Part II.B.2.d of this Code.

               (c)  Purchasing Options:

                    o    If the purchase or sale of the  underlying  security is
                         subject to  pre-clearance  and/or  reporting,  the same
                         applies to the  purchase of an option on such  security
                         (i.e.  options on U.S.  Government  securities would be
                         exempt from pre-clearance and reporting).

                    o    The  exercise  of  a  purchased  option  must  also  be
                         pre-cleared   and   reported,   unless  the  option  is
                         expiring.

                    o    Any  offsetting   transaction  or  transaction  in  the
                         underlying security must be separately  pre-cleared and
                         reported.

               (d)  Writing Options:

                    o    If the purchase or sale of the  underlying  security is
                         subject to  pre-clearance  and/or  reporting,  the same
                         applies to the practice of writing of an option on such
                         security.

                    o    The  exercise of a written  option (by the other party)
                         need not be pre-cleared or reported.

                    o    Any  offsetting   transaction  or  transaction  in  the
                         underlying security must be separately  pre-cleared and
                         reported.

               (e)  Short-Term    Transactions   on   Options.   The   following
                    transactions   with   respect  to  options   implicate   the
                    Short-Term  Profiting provision set forth in Part II.B.2.a.v of this Code:

                    Purchasing a Call
                    o    Closing out the call position  (exercising  your rights
                         under  the  option)  within  60 days  from the date the
                         option was purchased.

                    o    Selling the underlying security within 60 days from the
                         date the option was purchased.

                    o    Selling a put on the underlying security within 60 days
                         from the date the option was purchased.(3)

------------------------------
(3)  Portion of the profits  that were locked in as a result of the  transaction will be required to be forfeited.

                    o    Writing  a call on the  underlying  security  within 60
                         days from the date the option was purchased.(3)

                    Purchasing a Put
                    o    Closing out the put  position  (exercising  your rights
                         under  the  option)  within  60 days  from the date the
                         option was purchased.

                    o    Buying the underlying  security within 60 days from the
                         date the option was purchased.

                    o    Selling  a call on the  underlying  security  within 60
                         days from the date the option was purchased.(3)

                    o    Writing a put on the underlying security within 60 days
                         from the date the option was purchased.(3)

                    Writing a Call
                    o    Purchasing a call on the underlying  security within 60
                         days from the date the option was sold.(3)

                    o    Buying the underlying  security within 60 days from the
                         date the option was sold.

                    o    Selling a put on the  underlying  security with 60 days
                         from the date the option was sold.(3)

                    Writing a Put
                    o    Purchasing a put on the underlying  security  within 60
                         days from the date the option was sold.(3)

                    o    Selling the underlying security within 60 days from the
                         date the option was sold.

                    o    Selling a call on the underlying  security with 60 days
                         from the date the option was sold.(3)

               iii. Application to Limit Orders

                    Limit  orders  will be subject  to an initial  pre-clearance
                    upon   establishment.   Once  approved,   subsequent  trades
                    resulting  from the  limit  order  need not be  pre-cleared.
                    Compliance will require an attestation  from the broker upon the creation of the limit order stating that the broker will act  solely  within  that  limit  order,  with no  influence exercised or  information  supplied by the Access  Person or anyone else acting on his or her behalf.  Any future changes
                    to  existing   limit   orders  must  be   pre-cleared.   All
                    transactions are subject to reporting.

          d.   Reporting Requirements

               i.   Initial and Annual Disclosure of Personal Holdings.

                    No later than 10 days after initial designation as an Access
                    Person  and  thereafter  on an annual  basis  (and  based on information  current  as of a date  not  more  than  30 days before the report is submitted), each Access Person (subject to  sub-section  (iv) below)  must report to the  Compliance
                    Department all of the  information set forth in Section 1 of the Procedures.

               ii.  Quarterly Reporting Requirements.

                    Each Access Person (subject to sub-section  (iv) below) must file a  quarterly  report  with  the  Compliance  Department within 10 calendar days of  quarter-end  with respect to all
                    Securities  Transactions of the types listed in Section 2 of the  Procedures  occurring  during  that past  quarter.  The procedures  to be followed in making  quarterly  reports are set forth in Section 7 of the Procedures.

               iii. Brokerage Statements.

                    Each  Access   Person  must   disclose  to  the   Compliance
                    Department  all  of  his  or  her  brokerage   accounts  and
                    relationships  and must  require  such brokers to forward to the Compliance Department copies of confirmations of account transactions.

               iv.  Exemption for Certain Trustees.

                    The reporting requirements in the three preceding paragraphs shall  not apply to any  trustee  of GMO Trust who is not an
                    "interested  person"  (as  defined in the 1940 Act) of a GMO
                    Fund.  However,  if such  trustee  knew or, in the  ordinary course of fulfilling his or her official duties as a trustee of GMO  Trust,  should  have  known  that  during the 15-day period immediately before or after the trustee's transaction in a Covered Security,  a GMO Trust mutual fund purchased or sold the Covered Security, or a GMO Trust mutual fund or its investment  adviser  considered  purchasing  or selling  the
                    Covered  Security,  such  trustee  shall  notify  the  Chief
                    Compliance  Officer and file a quarterly  transaction report as required by the Chief Compliance Officer.

               v.   Review of Reports.

                    The Chief Compliance  Officer shall review and maintain each
                    Access Person's  reports filed pursuant to Parts  II.B.2.d.i and .ii of this Code and brokerage statements filed pursuant to Part II.B.2.d.iii of this Code.

               vi.  Availability of Reports.

                    All  information   supplied   pursuant  to  this  Code  will
                    generally be maintained in a secure and confidential manner, but may be made available  (without notice to Access Person)
                    for  inspection  to the  directors,  trustees or  equivalent persons of each GMO Entity employing the Access Person,  the
                    Board  of  Trustees  of each  GMO  Fund,  the  Conflicts  of
                    Interest  Committee,  the Compliance  Department,  the Chief
                    Compliance  Officer,  the Access Person's department manager
                    (or  designee),  any  party to which  any  investigation  is referred  by  any of  the  foregoing,  the  SEC,  any  state securities  commission,  and any  attorney  or  agent of the foregoing or of the GMO Funds.

                  Part III: Compliance with this Code of Ethics

A.   Conflicts of Interest Committee

     1.   Membership, Voting and Quorum.

          As of the date of this  Code,  the  Conflicts  of  Interest  Committee consists  of Scott  Eston,  John  Rosenblum  and Gregory  Pottle.  The
          Conflicts of Interest  Committee  shall vote by majority vote with two members serving as a quorum.  Vacancies may be filled and, in the case of extended absences or periods of  unavailability,  alternates may be selected,  by  a  majority  vote  of  the  remaining  members  of  the
          Committee.

     2.   Investigating Violations of the Code.

          The  Compliance   Department  is  responsible  for  investigating  any
          suspected  violation  of the Code and shall report the results of each investigation to the Conflicts of Interest Committee. The Conflicts of
          Interest  Committee is  responsible  for  reviewing the results of any investigation of any reported or suspected  violation of the Code. Any violation  of the Code will be  reported  to the Boards of Trustees of the GMO Funds no less frequently than each quarterly meeting.

     3.   Annual Reports.

          The Conflicts of Interest Committee will review the Code at least once a year, in light of legal and business  developments and experience in implementing  the Code, and will provide a written report to the Board of Trustees of each GMO Fund:

          a.   Summarizing existing procedures concerning personal investing and any changes in the procedures made during the past year;

          b.   Identifying material issues under this Code since the last report to the Board of  Trustees  of the GMO Funds,  including,  but not limited  to, any  material  violations  of the Code or  sanctions
               imposed  in  response  to  material   violations  or  pattern  of
               non-material violation or sanctions;

          c.   Identifying any recommended  changes in existing  restrictions or procedures  based on its  experience  under  the  Code,  evolving
               industry  practices,   or  developments  in  applicable  laws  or
               regulations; and

          d.   Certifying  to the Boards of  Trustees  of the GMO Funds that the
               applicable  GMO  Entities  have  adopted  procedures   reasonably
               necessary to prevent Access Persons from violating the Code.

     4.   Review of Denied Trades.

          The process and standards for Conflicts of Interest  Committee  review of  denied  trades is set forth in  Section  3 of the  Procedures  and
          Appendix A thereto.

B.   Remedies

     1.   Sanctions.

          If the  Conflicts  of  Interest  Committee  determines  that an Access
          Person  has  committed  a  violation  of the Code,  the  Conflicts  of
          Interest  Committee may impose  sanctions and take other actions as it
          deems   appropriate,   including  a  letter  of  caution  or  warning,
          suspension of personal trading rights,  suspension of employment (with or without  compensation),  fine, civil referral to the SEC,  criminal referral, and termination of the employment of the violator for cause.
          The Conflicts of Interest Committee also may require the Access Person to reverse the  trade(s) in question  and forfeit any profit or absorb any loss derived therefrom.  In such cases, the amount of profit shall be  calculated  by the  Conflicts of Interest  Committee  and shall be forwarded to a charitable  organization  selected by the  Conflicts of
          Interest  Committee.  No member of the Conflicts of Interest Committee may review his or her own transaction.

          Additionally,  the Conflicts of Interest  Committee  will  institute a monetary  penalty for recurring  non-material  violations of the Code.
          Specifically,  Access  Persons who violate any  provisions of the Code for more than two quarters in any 12-month period will be subject to a
          $100  penalty.  To the extent  that the  violation  indicates  serious misconduct, more serious sanctions may be imposed.

     2.   Review.

          Whenever the Conflicts of Interest Committee determines that an Access
          Person has  committed  a violation  of this Code that merits  remedial action, it will report no less frequently than quarterly to the Boards of Trustees of the applicable GMO Funds,  information  relating to the investigation of the violation,  including any sanctions imposed.  The
          Boards of Trustees of the GMO Funds may modify such  sanctions as they deem  appropriate.  Such Boards  shall have access to all  information considered by the  Conflicts of Interest  Committee in relation to the case. The Conflicts of Interest Committee may determine whether or not to  delay  the  imposition  of any  sanctions  pending  review  by the applicable Board of Trustees.

     3.   Review of Pre-Clearance Decisions.

          Upon written  request by any Access Person,  the Conflicts of Interest
          Committee  may  review,  and, if  applicable,  reverse any request for pre-clearance denied by the Compliance Department (or a designee).

C.   Exceptions to the Code

     Although  exceptions  to the Code will  rarely,  if ever,  be granted,  the
     Compliance  Department may grant exceptions to the requirements of the Code on a case by  case  basis  if the  Compliance  Department  finds  that  the proposed  conduct  involves  negligible  opportunity  for  abuse.  All such exceptions  must be in  writing  and  must be  reported  by the  Compliance
     Department as soon as  practicable  to the Conflicts of Interest  Committee and to the  Boards of  Trustees  of the GMO Funds at their  next  regularly scheduled meeting after the exception is granted.

D.   Compliance Certification

     At least once a year,  all Access  Persons will be required to certify that they have read, understand and complied with the Code and the Procedures.

E.   Inquiries Regarding the Code

     The Compliance  Department  will answer any questions  about this Code, the
     Procedures or any other compliance-related matters.

F.   Boards of Trustees Approvals

     1.   Approval of Code.

          The Boards of Trustees  of the GMO Funds,  including a majority of the
          Trustees who are not  "interested  persons"  under the 1940 Act,  must approve  the Code  based upon a  determination  that it  contains  the
          provisions   reasonably  necessary  to  prevent  Access  Persons  from
          engaging in conduct prohibited by Rule 17j-1 under the 1940 Act.

     2.   Amendments to Code.

          The Boards of Trustees  of the GMO Funds,  including a majority of the
          Trustees who are not  "interested  persons"  under the 1940 Act,  must approve any material  amendment to the Code or the  Procedures  within six months of such change.

                             Appendix 1: Definitions

 "Access Person" means:

     (1)  every trustee,  officer,  or member of Grantham,  Mayo, Van Otterloo &
          Co. LLC, GMO Australia Ltd., GMO  Australasia  LLC, GMO U.K. Ltd., GMO
          Singapore PTE Ltd., GMO Switzerland GMBH,  Renewable Resources LLC, or
          any of the GMO Funds;

     (2)  every employee or on-site  consultant of a GMO Entity (or a company in a control  relationship  with any of the foregoing) who, in connection with his or her regular functions,  makes, participates in, or obtains information  regarding the purchase or sale of a Security by a Fund or
          an  Account,   or  whose  functions   relate  to  the  making  of  any
          recommendations with respect to such purchases or sales;

     (3)  every natural person in a control  relationship with a GMO Entity or a
          GMO Fund who obtains information concerning  recommendations made to a
          Fund or an Account  with regard to the purchase or sale of a Security, prior to its  dissemination or prior to the execution of all resulting trades;

     (4)  such  other  persons  as the Legal  and  Compliance  Department  shall designate.  Initially,  the  Compliance  Department has designated all supervised  persons (including  employees and on-site  consultants) of
          GMO Entities and all members of Grantham, Mayo, Van Otterloo & Co. LLC as Access Persons.

     Any  uncertainty  as to whether an individual is an Access Person should be brought to the attention of the Compliance Department,  which will make the determination in all cases.

"Beneficial Interest" means the opportunity, directly or indirectly, through any contract,  arrangement,  understanding,  relationship or otherwise,  to profit,  or share in any profit  derived from, a transaction in the subject
     Securities.  An Access  Person is deemed to have a  Beneficial  Interest in
     Securities owned by members of his or her Immediate Family. Common examples of Beneficial  Interest  include joint  accounts,  spousal  accounts,  UTMA accounts,  partnerships,  trusts and controlling interests in corporations.
     Any uncertainty as to whether an Access Person has a Beneficial Interest in a Security  should be brought to the attention of the Legal and  Compliance
     Department.  Such questions  will be resolved in accordance  with, and this definition shall be subject to, the definition of "beneficial  owner" found in Rules 16a-1(a)(2) and (5) promulgated under the Securities  Exchange Act of 1934.

"Client" means any GMO Fund, GMO Sub-Advised Fund or GMO Account.

"Code" means this Code of Ethics, as amended.

"Compliance  Department" means the Legal and Compliance Department of Grantham,
     Mayo, Van Otterloo & Co. LLC. Communications received under this Code to be directed  to the  Compliance  Department  in the first  instance  should be directed to the Chief Compliance Officer.

"Chief Compliance Officer" means the Chief Compliance Officer of Grantham, Mayo,
     Van Otterloo & Co. LLC, namely, Julie Perniola.

"Covered  Accounts"  means all persons,  entities and accounts which you, your spouse or minor  children own, or over which you exercise or  substantially influence investment decisions.

"Discretionary  Account" is an account for which the access person has no authority to make  investment  decisions  with respect to the assets in the
     account.   These   accounts  must  first  be  approved  by  the  Compliance
     Department. The access person is also responsible for arranging a quarterly certification  letter  from  the  third  party  manager  stating  that  the individual  in question  has not  influenced  the  discretionary  manager's decisions during the period in question.

"Exchange  Traded Funds"  represent  shares of ownership in either fund,  unit investment  trusts,  or depository  receipts that hold portfolios of common stocks which closely track the  performance  and dividend yield of specific indexes, either broad market, sector or international.  While similar to an index  mutual  fund,  ETFs differ from mutual  funds in  significant  ways.
     Unlike  Index  mutual  funds,  ETFs are  priced  and can be bought and sold throughout the trading day. Furthermore,  ETFs can be sold short and bought on margin.

"GMO Active Portfolio" means any Fund or Account that is managed by application of traditional  (rather than  quantitative)  investment  techniques,  which includes International Active, Domestic Active, and Emerging Markets.

"GMO Account" and "Account" mean any investments  managed for a client by a GMO entity, including private investment accounts, ERISA pools and unregistered pooled investment vehicles.

"GMO Entity" means GMO Trust,  Grantham,  Mayo,  Van Otterloo & Co. LLC, GMO
     Australasia LLC, GMO Australia Ltd., GMO U.K. Ltd., GMO Singapore PTE Ltd.,
     GMO  Switzerland  GMBH,  GMO  Woolley  Ltd.,  Renewable  Resources  LLC, or
     Renewable Resources Ltd.

"Equivalent  Security" means any Security issued by the same entity as the issuer of a subject Security, including options, rights, stock appreciation rights, warrants,  preferred stock, restricted stock, phantom stock, bonds, and other  obligations  of that company or security  otherwise  convertible into that security.

"GMO Fund" and "Fund" mean an  investment  company  registered  under the 1940
     Act (or a portfolio or series thereof,  as the case may be),  including GMO
     Trust,  for  which  any  of  the  GMO  Entities  serves  as an  adviser  or sub-adviser.

"GMO Sub-Advised  Fund" means an investment  company  registered under the 1940
     Act (or a portfolio or series thereof, as the case may be) for which any of the GMO Entities  serves as a sub-adviser.  A list of such GMO  Sub-Advised
     Funds is available and will be continually  updated on GMO's intranet site, a current version of which is attached hereto as Appendix I.

"Immediate  Family" of an Access Person means any of an Access  Person's  spouse and minor  children  who  reside in the same  household.  Immediate  Family includes adoptive  relationships and any other relationship (whether or not recognized by law) which the Compliance Department determines could lead to the possible conflicts of interest or appearances of impropriety which this
     Code  is  intended  to  prevent.   The   Compliance   Department  may  from
     time-to-time  circulate such expanded  definitions of this term as it deems appropriate.

"Investment Personnel" means those Access Persons who are portfolio managers or trading staff.

"Private  Placement"  means any purchase of Securities in an offering  exempt from registration under the Securities Act of 1933, as amended.

"Procedures"  means the Master Personal  Trading Policies and Procedures of
     Grantham,  Mayo,  Van Otterloo & Co. LLC, from  time-to-time  in effect and attached hereto as Appendix 2.

"Reportable Funds" means mutual funds for which a GMO Entity serves as an investment adviser, sub-adviser or principal underwriter.

"SEC" means the Securities and Exchange Commission.

"Security"  shall have the meaning set forth in Section  2(a)(36) of the 1940
     Act, except that it shall not include  securities  issued by the Government of the United States,  bankers' acceptances,  bank certificates of deposit, commercial  paper,  high quality  short-term  debt  instruments,  including
     repurchase  agreements,   and  shares  of  registered  open-end  investment
     companies, or such other securities as may be excepted under the provisions of Rule 17j-1.

"Securities  Transaction"  means a purchase or sale of Securities in which an
     Access Person or a member of his or her Immediate  Family has or acquires a
     Beneficial  Interest. A donation of securities to a charity is considered a
     Securities Transaction.

Revised:      February 17, 2000
              June 1, 2000
              January 1, 2001
              August 1, 2001
              March 1, 2002
              March 11, 2003
              July 8, 2003
              September 25, 2003
              October 27, 2003
              January 1, 2004
              April 15, 2004
              June 25, 2004
              April 1, 2005

           Appendix 2: Master Personal Trading Policies and Procedures

                                    GMO TRUST
                     GRANTHAM, MAYO, VAN OTTERLOO & CO. LLC
                               GMO AUSTRALASIA LLC
                               GMO AUSTRALIA LTD.
                                  GMO U.K. LTD.
                             GMO SINGAPORE PTE LTD.
                              GMO SWITZERLAND GMBH
                                GMO WOOLLEY LTD.
                             RENEWABLE RESOURCES LLC
                            RENEWABLE RESOURCES LTD.

                               Dated April 1, 2005

The Investment  Company Act of 1940 provides that every investment  adviser must adopt a written Code of Ethics  containing  provisions  reasonably  necessary to prevent persons with access to knowledge of any client  activities from engaging in trading that is fraudulent or manipulative.  Further, investment advisers are obligated to use  reasonable  diligence and to institute  procedures  reasonably necessary  to  prevent  violations  of  the  Code.  Fraudulent  or  manipulative practices  are defined very  broadly,  but over time the SEC's focus has been on four concerns: 1) front running, 2) usurping client opportunities,  3) profiting or taking  advantage of  opportunities  that are presented solely as a result of the adviser's  business for clients,  and 4) market timing and other  short-term trading strategies in advised mutual funds that are detrimental to the interests of long term investors.  These Policies and Procedures are intended to summarize in readily  understandable  form and  implement  the personal  trading  policies established by the Code.  Persons subject to the provisions of the Code are also required to read the Code and  certify to the same.  It should be noted that the
Code  contains  certain  other  provisions  with respect to standards of ethical conduct in addition to those specifically relating to personal trading.

Fraudulent  or  deceptive  trading (as so defined)  is  unlawful  regardless  of whether a client can demonstrate  harm.  Further,  GMO can be sanctioned for not having  sufficient  procedures,  even if no violations occur.  Therefore,  it is important  that these  procedures be taken  seriously.  Failure to adhere to the procedures will result in disciplinary sanction.

1.   What is subject to disclosure upon commencement of employment and annually?

     o    Covered Accounts: Identification of all persons, entities and accounts which  you,  your  spouse or minor  children  own,  or over  which you exercise control or substantially  influence  investment decisions and have a Beneficial Interest ("Covered Accounts").

     o    Discretionary Advisors: The name(s) of any discretionary advisors that manage Covered Accounts on your behalf.

     o    Brokerage  Relationships:  Identification and contact  information for all brokerage and other  investment  transaction  accounts used by any
          Covered Account.

     o    Corporate or other Directorships/Officers Positions: You must disclose all corporate or other directorships or officer positions held by you.

     o    Holdings:  Any  ownership of covered  securities,  including  open-end mutual funds sub-advised by GMO.

     Note: See Annual Holdings Report and Beneficial Ownership Report

2.   Who and What is subject to Pre-Clearance and Reporting?

     o    Purchasing,    selling   or   writing    securities    (domestic   and
          international),  financial commodities or other investment instruments of any kind that are traded in any public or  private  market  must be pre-cleared and reported, unless specifically exempted below.

     o    All members,  employees and on-site  consultants of GMO, GMO Australia
          Ltd., GMO Australasia  LLC, GMO U.K. Ltd., GMO Singapore PTE Ltd., GMO
          Switzerland GmbH, GMO Woolley Ltd. and Renewable Resources LLC and all
          other persons  meeting the definition of "Access  Persons" in the Code are subject to those rules.  Any  questions  in this regard  should be immediately directed to the Compliance Department. The term "employee"
          is used herein to refer to all persons described in this paragraph.

     o    Any  account  owned  by  an  employee,  employee's  spouse  and  minor children,  and any other  account for which an employee  controls,  or
          substantially    influences   the   investment   decisions   ("Covered
          Accounts").

     o    Discretionary  Accounts (when an employee has hired another adviser to manage any Covered Account on a discretionary  basis) are also subject to  pre-clearance  reporting  unless  the  Compliance  Department  has approved other arrangements in advance.

     o    Any trustee of GMO Trust who is not an "interested person" (as defined in the 1940 Act) of a GMO Fund is generally  not subject to the Code's
          preclearance   and   reporting    requirements.    Please   see   Part
          II(B)(2)(d)(iv) for additional details.

     o    Private  placements  (including  private  placements of any GMO pooled vehicle  (including  private  placements of any GMO Trust fund) or GMO
          Hedge Fund) are subject to pre-clearance and reporting.

3.   What is the process for review of denied trades?

     Conflicts  of  Interest  Committee.  A  Conflicts  of  Interest  Committee,
     composed  of Scott  Eston,  John  Rosenblum  and Gregory  Pottle,  has been established  to examine  situations  where an  employee  would like to seek exception to pre-clearance  denial. The Conflicts of Interest Committee has the power to override pre-clearance denials if, in its absolute discretion, it believes the proposed  activity is in no way fraudulent or manipulative.
     Any employee who would like to bring a request before this Committee should submit a request to the StarCompliance mailbox.

4.   What is Exempt from Pre-Clearance and Reporting?

     o    Open-end mutual funds (excluding Reportable Funds)
     o    Money market-like instruments
     o    Commercial  paper and high  quality  short-term  debt  instruments(4), including repurchase agreements
     o    U.S. Government Securities or futures thereon
     o    Trading in spot currencies
     o    Currency Forward Contracts
     o    Futures on interest rates
     o    Commodities  and options on  commodities  (Note:  financial  commodity contracts are subject to pre-clearance and reporting)
     o    Certain Corporate Actions (see Section II(c)(1)(a))
     o    Exercise of Rights Offerings
     o    Dividend Investment Programs
     o    Miscellaneous (see Section II(c)(1)(b))

--------------------------
(4) High quality  short-term  debt  instrument  means any instrument  that has a maturity  at  issuance of less than 366 days and that is rated in one of the two
highest  rating  categories  by  a  Nationally  Recognized   Statistical  Rating
Organization.

5.   What is Exempt from Pre-Clearance but Subject to Reporting?

     o    Charity/Gifts.  The  practice  of  donating  securities  to charity is
          subject  to  quarterly   transaction  reporting  and  annual  holdings
          disclosure.

     o    Futures  and Related  Options on  commercially  available  broad based indexes.

     o    Futures on Bonds and Commodities

     o    Municipal Bonds

     o    Dow Jones Industrial Average Index (DIA)

     o    Certain  Exchange  Traded  Funds  (ETFs),  including  NASDAQ 100 Index
          Shares  (QQQ),  Barclays  iShares,  HOLDRs  Trusts and S&P  Depository
          Receipts  (SPY).  Contact  Compliance  concerning  ETFs not  addressed herein.

     o    Reportable Funds

     o    GMO Sub-Advised Funds

     o    Any  discretionary  accounts  (i)  that  have  been  approved  by  the
          Compliance  Department  in  advance,  and  (ii)  for  which  employees arranged for quarterly  certification  from outsider  manager  stating that the  individual  (employee/spouse  and/or minor  children/account
          which  employee   controls)  has  not  influenced  the   discretionary
          manager's decisions during the period in question.

     o    Exemption  for De  Minimus  Purchases  and Sales of Large  Market  Cap
          Stocks by non-Investment  Personnel (does not include IPOs): Purchases or sales by Access  Persons who are not portfolio  managers or trading staff of less than  $25,000 of common  stock of issuers  whose  market capitalization  is  greater  than $5  billion  as of the  date of such purchases  or sales  provided  that the Access  Person is not aware of pending  transactions  by a GMO Fund or Account  with  respect to such stock.  If an employee  has any  question as to whether a  transaction qualifies for this  exemption,  the question should be directed to the
          Compliance Department. For trades that qualify for this exemption from pre-clearance,  you will be asked to report the market  capitalization of the security and the source of such  information  on your quarterly transaction  report.  You may utilize this exemption once per security within multiple accounts during a pre-clearance  period so long as the total across all accounts is less than  $25,000.  That is, if you have determined that your transaction qualifies for this exemption, you may engage in that  transaction  once  during the  five-day  pre-clearance window.

6.   How to Request Pre-Clearance

     A Quick  Reference  Guide to the  procedures  is set forth in  Appendix  A.
     Employees  must  send  all  trade  requests  via  the  File a PTAF  link at
     http://gmo.starcompliance.com.  GMO Compliance strongly recommends that you input ALL trades for approval,  regardless of exemption  status.  This will shift the responsibility of interpreting the code to the system rather than the  access  person.  Based on the  trade  requests  that you  input,  your quarterly  transaction  and  annual  holdings  reports  will  automatically populate.  If you  submit  all  trades  for  pre-clearance  (regardless  of pre-clearance subjectivity), your form will be completed by the system.

     Generally,  requests  to buy or sell a  security  will be denied if any GMO client or product (a) has purchased or sold that security within 3 calendar days prior to the date of the request or (b) is  considering  the  security for purchase or sale within 15 days after the date of the request. Requests to sell a security  short will be denied for the same  reasons  and also if the security is owned by any of GMO's Active Portfolios.

     For private  placements,  pre-approval  can be requested by  submitting  an
     e-mail  to  Compliance  which  sets  forth  the  details  of the  offering.
     Compliance will ensure that the information is reviewed by the Conflicts of
     Interest  Committee  in order to arrive at a  decision.  The  Committee  or
     Compliance  may  request   further   information  in  connection  with  the
     consideration.  An  Access  Person  shall not  engage  in any  transactions regarding  the  subject  security  during  the time that the  Committee  is considering  whether to approve the matter.  Access Persons should allow at least several days for this pre-approval process.

7.   Quarterly Reporting

     All members,  employees  and on-site  consultants  will receive an email at each quarter-end with a link to the Quarterly  Transaction  Report on which they are required to report all trades effected  during the quarter.  Forms are to be submitted  within 10 calendar days of quarter-end.  Employees who do not have any trading  activity to report for the given quarter are still required to submit the report indicating such.

     See  Appendix  A "Quick  Reference  Guide to  Pre-Clearance  and  Quarterly
     Reporting" and Appendix B "Quarterly Transaction Report".

8.   Special Rules for Certain Investment Practices

     o    Initial Public Offerings - Prohibited unless Chief Compliance  Officer determines,  based  upon  information  provided  with a  pre-clearance request,  that an offering is accessible to general  investing public.
          Determination of public  accessibility  qualifies for the Conflicts of
          Interest Committee.

     o    Private  Placements/Private  Pooled  Vehicles/Non-GMO  Hedge  Funds  -
          Permitted  subject  to  pre-approval  by  the  Conflicts  of  Interest
          Committee.

     o    Options on Securities
               Purchasing Options:
               o If the purchase or sale of the  underlying  security is subject to  pre-clearance  and/or  reporting,  the  same  applies  to the purchase  of an option on such  security  (i.e.  options  on U.S.
               Government  securities  would be exempt  from  pre-clearance  and reporting).

               o The exercise of a purchased option must also be pre-cleared and reported, unless the option is expiring.

               o Any  offsetting  transaction  or  transaction in the underlying security must be separately pre-cleared and reported.

               Writing Options:
               o If the purchase or sale of the  underlying  security is subject to  pre-clearance  and/or  reporting,  the  same  applies  to the practice of writing of an option on such security.

               o The exercise of a written  option (by the other party) need not be pre-cleared or reported.

               o Any  offsetting  transaction  or  transaction in the underlying security must be separately pre-cleared and reported.

          The  following  transactions  with  respect to options  implicate  the
          Short-Term Profiting provision set forth below.

               Purchasing a Call
               o Closing out the call position (exercising your rights under the option) within 60 days from the date the option was purchased.

               o Selling the  underlying  security  within 60 days from the date the option was purchased.

               o Selling a put on the  underlying  security  within 60 days from the date the option was purchased.(5)

               o Writing a call on the underlying  security  within 60 days from the date the option was purchased.(2)

               Purchasing a Put
               o Closing out the put position  (exercising your rights under the option) within 60 days from the date the option was purchased.

               o Buying the underlying security within 60 days from the date the option was purchased.

               o Selling a call on the underlying  security  within 60 days from the date the option was purchased.(2)

               o Writing a put on the  underlying  security  within 60 days from the date the option was purchased.(2)

               Writing a Call
               o Purchasing  a call on the  underlying  security  within 60 days from the date the option was sold.(2)

               o Buying the underlying security within 60 days from the date the option was sold.

               o Selling a put on the underlying  security with 60 days from the date the option was sold.(2)

               Writing a Put
               o Purchasing a put on the underlying security within 60 days from the date the option was sold.(2)

               o Selling the  underlying  security  within 60 days from the date the option was sold.

               o Selling a call on the underlying security with 60 days from the date the option was sold.(2)

-----------------------------
(5)  Portion of the profits  that were locked in as a result of the  transaction will be forfeited.

     o    Short-Term  Profiting - All employees are  prohibited  from  profiting from  the  purchase  and  sale or sale  and  purchase  of the  same or equivalent  securities within 60 calendar days. If an employee engages in this practice,  any profits earned shall be surrendered to charity, to be approved by the Conflicts of Interest  Committee.  The following securities are not subject to this prohibition:

               o    Mutual  Funds  (excluding  GMO  Funds  which  are  discussed below);

               o    U.S. Government Securities;

               o    Money Market Instruments;

               o    Currencies and Forward Contracts thereon;

               o    Commodities   and   options   and   futures   on  bonds  and
                    commodities;

               o    Securities acquire through the exercise of Rights Offerings;

               o    Municipal Bonds; and

               o    Certain  ETFs,  including  NASDAQ  100 Index  Shares  (QQQ),
                    Barclays iShares,  HOLDRs Trusts and S&P Depository Receipts
                    (SPY)  (Contact  Compliance  concerning  ETFs not  addressed herein).

     o    Short Selling of Securities - All  employees are  prohibited  from the
          practice  of  short  selling   securities  that  are  held  in  Active
          Portfolios   (International  Active,   Domestic  Active  and  Emerging
          Markets). This prohibition does not extend to the activity of shorting futures that are traded on commercially available broad-based indexes.
          Employees are also prohibited  from short selling  securities that are owned by  accounts  within  their  own  area,  even if  their  area is quantitatively (and not "actively") managed. The Compliance Department will  review  holdings  upon a short  sale  pre-clearance  request  to determine  whether an Active  Portfolio holds the security and whether an account managed by the employee's area holds the security.

     o    Insider Trading,  Market Manipulation,  etc. - Transactions  involving the use of  material  non-public  information;  that are  intended  to manipulate  the price of or to create the  appearance  of trading in a
          security;   or  that  are  otherwise   designated  by  the  Compliance
          Department as inappropriate  are prohibited and do not qualify for the
          Conflicts of Interest Committee.

     o    Short-Term  Trading  Strategies  in GMO  Funds.  - All  employees  are prohibited  from engaging in market timing or other short term trading strategies  in any GMO Fund  (including  GMO  mutual  funds and mutual funds  sub-advised by GMO).  While other criteria may be considered by the Compliance Department,  all employees are specifically  prohibited from redeeming a portion or all of a purchase in a GMO Fund, excluding
          GMO Short Duration  Investment  Fund and GMO Domestic Bond Fund,  made within the past 60 calendar  days.  Additionally,  three  "round-trip"
          transactions  (purchase  and  subsequent  redemption)  in the same GMO
          Fund,  excluding GMO Short Duration  Investment  Fund and GMO Domestic
          Bond Fund, over a 12 month period is prohibited.

9.   Brokerage Statements

     All employees  are required to disclose to the  Compliance  Department  all their brokerage  accounts and  relationships and to require such brokers to forward copies of  confirmations  of account  transactions.  If the brokers utilize electronic  confirmation feeds, than you are required to coordinate with the Compliance Department to ensure that this feed is activated.

10.  Violations

     Violation of these policies can result in sanctions ranging from reprimand, disgorgement of profits,  suspension of trading  privileges and termination of employment or relationship with GMO.

11.  Annual Affirmation and Attestation

     On an annual  basis,  all  employees  will be required to certify that they have read, understand and complied with the above policies and procedures.

Revised:      February 17, 2000
              June 1, 2000
              January 1, 2001
              August 1, 2001
              March 1, 2002
              March 11, 2003
              July 8, 2003
              September 25, 2003
              October 27, 2003
              January 1, 2004
              April 15, 2004
              June 25, 2004
              April 1, 2005

   Appendix A: Quick Reference Guide to Pre-Clearance and Quarterly Reporting

Who and What is Subject to Pre-Clearance and Reporting?

     Purchasing, selling or writing securities (domestic and foreign), financial commodities or other investment  instruments of any kind that are traded in any public or private  market  must be  pre-cleared  and  reported,  unless specifically exempted below.

     Charity/Gifts  the  practice  of  donating  securities  to  charity is also subject to pre-clearance and quarterly reporting.

     All  supervised   persons   (including   members,   employees  and  on-site
     consultants)  of  GMO,  GMO  Australasia   LLC,  GMO  Australia  Ltd.,  GMO
     Australasia  LLC, GMO U.K. Ltd.,  GMO Singapore PTE Ltd.,  GMO  Switzerland
     GmbH,  GMO Trust,  GMO Woolley Ltd.,  Renewable  Resources  LLC,  Renewable
     Resources  Ltd.,  and certain  other  related  persons are subject to these rules.

     Any account owned by an employee, employee's spouse and minor children, and any  other  account  for  which  an  employee  controls,  or  substantially influences the investment decisions ("Covered Accounts").

     Discretionary  Accounts  (when an  employee  has hired  another  adviser to manage any Covered  Account on a  discretionary  basis) are also subject to pre-clearance and reporting unless other arrangements have been approved in advance by the legal department.

What is Exempt from Pre-Clearance and Quarterly Reporting?

     Open-end mutual funds (other than Reportable Funds)
     Money market-like instrument
     U.S. Government Securities or futures thereon
     Trading in spot currencies
     Currency Forward Contracts
     Futures on interest rates
     Commodities and options and futures on commodities
     (Note:  financial  commodity  contracts  are subject to  pre-clearance  and reporting)
     Mergers
     Tender Offers
     Exercise of Rights Offerings
     Dividend Investment Programs
     Transactions designated by the Conflict of Interest Committee

What is Exempt from Pre-Clearance but Subject to Quarterly Reporting?

     Futures and Related Options on commercially available broad based indexes

     Any  discretionary  accounts  (i) that  have  been  approved  by the  legal department  in  advance,  and (ii) for  which  employee  has  arranged  for quarterly  certification  from outsider manager stating that the individual
     (employee/spouse and/or minor children/account which employee controls) has not influenced the discretionary  manager's  decisions during the period in question.

     Exemption for De Minimus Purchases and Sales of Large Market Cap Stocks for
     non-Investment  Personnel  (does not include  IPOs):  Purchases or sales by
     Access Persons who are not portfolio managers or trading staff of less than
     $25,000 of common stock of issuers whose market  capitalization  is greater than $5 billion  provided  that the  Access  Person is not aware of pending transactions  by a GMO Fund or Account  with  respect to such stock.  If an employee has any question as to whether a  transaction  qualifies  for this exemption,  the question  should be directed to the legal  department.  For trades that  qualify for this  exemption  from  pre-clearance,  you will be asked to report the market capitalization of the security and the source of such information on your quarterly transaction report. You may utilize this exemption once per security within multiple accounts during a pre-clearance period so long as the total across all accounts is less than $25,000.  That is,  if you  have  determined  that  your  transaction  qualifies  for this exemption,  you may engage in that  transaction  once  during the  five-day pre-clearance window.

     Municipal Bonds

     Dow Jones Industrial Average Index

     Exchange Traded Funds

     Reportable Funds

     Futures on Bonds and Commodities

     GMO Sub-Advised Funds

Basic Rule

     Other than as exempted above,  all trades must be cleared through the legal department.

How to Request Pre-Clearance

1)   Login to  http://gmo.starcompliance.com  (contact the Compliance Department if you need assistance with your login credentials).  Click on File a PTAF.
     Select the Exchange that the security is traded on, the  Brokerage  Account that you wish to trade from and the Trade Request Type. Click Next.  Select the  security  that you  would  like to  trade.  Fill out the form with all pertinent information and click Submit.

2)   The  Compliance  Department  will seek approval from each trading area that may have interest in the  security(ies).  All requests are dealt with on an anonymous basis.

3)   You will be notified  via email as soon as possible  whether  approval  was obtained or denied.

4)   If your proposed trade was denied,  under no circumstance should you effect the trade.

5)   If your proposed  trade has been  approved,  you have five business days to effect  such  trade.  If you do not  trade  within 5  business  days of the issuance of pre-clearance, you must request pre-clearance again.

6)   In some cases,  a request may be denied for a reason that is  confidential.
     An explanation is not required to be given for refusing any request.

What is the process for review of denied trades?

1)   Conflict of Interest Committee. A Conflict of Interest Committee,  composed of Scott Eston, John Rosenblum and Gregory Pottle,  has been established to examine  situations  where an  employee  would  like to seek  exception  to pre-clearance  denial.  The Conflict of Interest Committee has the power to override pre-clearance denials if, in its absolute discretion,  it believes the proposed activity is in no way fraudulent or manipulative. Any employee who would like to bring a request  before this  Committee  should  submit a request to the StarCompliance mailbox.

THERE IS NO GUARANTEE THAT  PRE-CLEARANCE  WILL BE OBTAINED.  THIS MAY MEAN THAT
YOU WILL NOT BE ABLE TO SELL A SECURITY  YOU OWN OR PURCHASE  FOR AN  INDEFINITE
PERIOD OF TIME.

                    Appendix B: Quarterly Transaction Report

As it appears via http://gmo.starcompliance.com:

[GRAPHIC OMITTED]

                           Appendix C: Contact Persons

------------------------------------------------ -------------------------------
Compliance Issues                                Conflicts of Interest Committee
------------------------------------------------ -------------------------------
------------------------------------------------ -------------------------------

Brian Bellerby, Compliance Specialist            Scott Eston

Kelly Butler-Stark, Code of Ethics Administrator John Rosenblum

Kelly Donovan, Senior Compliance Specialist      Gregory Pottle

Mark Mitchelson, Compliance Specialist

Julie Perniola, Chief Compliance Officer

------------------------------------------------ -------------------------------

Note:All requests for the  Conflicts of Interest  Committee  should be submitted to the StarCompliance mailbox (compliance@gmo.com).

                       Appendix D: Annual Holdings Report

As it appears via http://gmo.starcompliance.com:

[GRAPHIC OMITTED]

                     Appendix E: Beneficial Ownership Report

As it appears via http://gmo.starcompliance.com:

[GRAPHIC OMITTED]

                             Appendix F: File a PTAF

As it appears via http://gmo.starcompliance.com:

[GRAPHIC OMITTED]

                  Appendix G: Annual Certificate of Compliance

As it appears via http://gmo.starcompliance.com:

[GRAPHIC OMITTED]

        Appendix H: Form Letter to Broker, Dealer or Bank ("407" Letter)

                                                              [Date]

VIA REGULAR MAIL

[Broker Name and Address]

         RE:  Account #

Dear                         :

     Grantham,  Mayo,  Van  Otterloo  &  Co.  LLC  ("GMO"),  my  employer,  is a registered  investment  adviser. In connection with GMO's Code of Ethics, and in order to comply with SEC insider trading regulations,  employees are required to have duplicate  confirmations of individual  transactions sent to our compliance department. I would like to request duplicate confirmations for all transactions on the above-referenced account. They may be forwarded to the following address:

                                    Compliance: Personal Trades
                                    GMO LLC
                                    40 Rowes Wharf
                                    Boston, MA  02110

     Your cooperation is most appreciated.  If you have any questions  regarding this request, please contact me at (617) 330-7500.

                                                  Sincerely,

                                                  [Name of Employee]

Cc:  Compliance Department

                    Appendix I: List of GMO Sub-Advised Funds

This  Appendix  I will  be  continually  updated  on the GMO  Legal  Departments intranet  website.  Please  consult  the website  for the most  current  list of sub-advised funds:

                   Allmerica Select International Equity Fund
                        Calvert Social International Fund
                 Calvert World Values International Equity Fund
                         Evergreen Asset Allocation Fund
                         Evergreen Large Cap Value Fund
         LargeCap Growth (a series of Principal Variable Contracts Fund)
                          MassMutual Growth Equity Fund
                             MML Growth Equity Fund
      Partners LargeCap Growth Fund (a series of Principal Investors Fund)
                             USAA Income Stock Fund
                             Vanguard Explorer Fund
                            Vanguard U.S. Value Fund
                        Vanguard Variable Insurance Fund

                     GMO U.K. Ltd. Code of Ethics Supplement

In order to comply with the FSA's  personal  account  dealing rules and to allow for certain UK specific investment practices, this UK Supplement has been issued to all GMO UK staff as a  supplement  to the GMO Code of Ethics  policy.  In the event of a conflict between the Code of Ethics policy and the UK Supplement, the
UK Supplement shall govern.

1.   Application of the Code to Covered Accounts

     The Code of Ethics  and the UK  Supplement  apply to all GMO UK  employees, on-site  consultants and "Covered  Accounts".  A "Covered Account" includes the  employee's  spouse  and  minor  children  and any  person  to whom the employee,  in his or her  personal  capacity,  gives share  recommendations including, a relative, co-habitee, business partner or friend. GMO presumes that an employee  exercises  control or influence  over a spouse's or minor child's personal account  transactions and therefore any such  transactions must comply with the Code of Ethics.  All transactions by a Covered Account must be reported by the employee concerned.

2.   Special Rules for Certain Investments and Investment Practices

     -    UK Gilts:  Transactions  in UK Gilts are not subject to  pre-clearance but must be reported quarterly.

     -    PEP's and ISA's:  Any  proposed  transaction  for a PEP or ISA account must be pre-cleared unless an available exemption exists.

     -    De Minimis  Purchases  and Sales of FOOTSIE 100 stocks:  Employees may purchase  or sell up to a maximum  of(pound)15,000  of any FOOTSIE 100 stock  once,  within a five  business  day  period  without  obtaining
          pre-clearance.   All  such   transactions  are  subject  to  quarterly
          reporting.

     -    Investment Trusts: Purchases and sales of investment trusts which hold predominantly  UK equities  are not subject to  pre-clearance  but are subject to  quarterly  reporting.  Pre-clearance  will be required for transactions in investment trusts holding non-UK stocks as such trusts may be purchased for client accounts from time to time.

     -    Trades for accounts managed by an outside  discretionary  manager must be  pre-cleared  unless  the  Compliance  Department  has  waived  the pre-clearance  obligation  and the employee has arranged for quarterly certification  from the outside manager stating that the individual or
          covered  account  has  not  influenced  the  discretionary   manager's
          decisions during the period in question. A form letter requesting such
          quarterly   certification   may  be  obtained   from  the   Compliance
          Department.

3.   General Exemptions

     The restrictions do not extend to:

     (a)  any  transaction  by you in an  authorised  unit  trust,  a  regulated collective  investment  scheme or a life assurance policy (including a pension); or
     (b)  any discretionary  transaction entered into without  consultation with you, where the discretionary account is not held with the firm.

4.   Personal Account Procedures

     All  trades  subject  to  pre-clearance  must be  pre-cleared  through  the
     Compliance  Department.  To  request  pre-clearance,  you must  complete  a
     Pre-Trade  Authorisation Form ("PTAF") using the StarCompliance system. For all UK stocks above the de minimus amount,  the Compliance  Department will seek approval  from the  appropriate  GMO UK fund manager.  If the proposed personal  account  transaction is in a non-UK security and not subject to a de minimus U.S. large cap stock GMO exemption, this will be referred to the relevant  Portfolio  Manager and GMO's Compliance  Department.  Please note that  there is a 3  business  day  blackout  period  after a trade has been executed, before a personal account trade may be executed. If your proposed trade is  approved,  you will have 5  business  days in which to issue your instruction to trade.  If you do not trade within 5 business days, you must seek  pre-clearance  again.  If your proposed trade is denied,  you may not trade.

     You must arrange for copies or duplicate confirmations or contract notes to be sent for the  attention of the  Compliance  Department in respect of all personal  account  transactions  which are subject to quarterly  reporting.
     These include de minimus trades, UK Gilt transactions, discretionary trades and PEP/ISA  account  trades.  Trades  which are not  subject to  quarterly reporting are identified in the GMO Code of Ethics and include for example, trades in unit trusts,  money market  instruments  and  currencies.  A form letter  requesting  copies  of  confirmations  to be  sent to GMO UK may be obtained from the Compliance Department.

5.   Reporting of Transactions

     GMO UK and GMO must  keep a record  of all  personal  account  transactions executed by GMO UK staff.  Accordingly,  you will be required to complete a quarterly  report of personal trades form at the end of each quarter and an annual  holdings  disclosure  at the end of  September.  These  reports are submitted through StarCompliance.

     The quarterly  forms must be completed  within 10 calendar days of the last day of each  quarter.  The annual  return must be  completed  by the end of
     October each year.

6.   Personal Benefits (Inducements)

     You must not  accept  from any person any  benefit or  inducement  which is likely to conflict  with your duties to GMO UK or any of GMO UK's  clients.
     For the detailed  rules,  see section 9.2 of the  Compliance and Procedures
     Manual.  If  you  have  any  questions   regarding  personal  benefits  and
     inducements you should consult the Compliance Department.

7.   Counselling and procuring

     If the  Code of  Ethics  provisions  preclude  you from  entering  into any transaction, you cannot:

     (a)  advise or cause any other person to enter into such a transaction; or
     (b)  communicate any information or opinion to any other person,

     if you know,  or have  reason to believe,  that the other  person will as a result enter into such a transaction  or cause or advise someone else to do
     so.

     This  does  not  apply to  actions  that  you  take in the  course  of your employment with us. For example,  the fact that you are yourself prohibited from dealing in a certain stock as a result of one of the provisions  above does not  necessarily  mean that you are  precluded  from  dealing  for the client's account,  subject to the insider dealing legislation summarised in
     8 below.

8.   Summary of insider dealing legislation

     The UK  insider  dealing  provisions  contained  in part V of the  Criminal
     Justice  Act 1993 (the  "Act") are  complex,  and if you would like  fuller details  or are in any doubt  whether  a  particular  transaction  would be prohibited, you should consult the Compliance Department.

     The Act  applies to all  securities  traded on a  regulated  market  (which currently  includes all EC stock exchanges,  LIFFE, OMLX and NASDAQ) and to warrants and derivatives  (including index options and futures) relating to these  securities even if these warrants and derivatives are only "over the counter" or otherwise not publicly traded.

     In broad terms, and subject to the exemptions  provided by the Act, the Act makes  it a  criminal  offence,  with a  maximum  penalty  of  seven  years imprisonment  and an unlimited  fine,  for an individual who has non-public information to deal in  price-affected  securities  (including  warrants or derivatives  relating  to  them) on a  regulated  market;  or deal  with or through a professional intermediary; or by acting himself as a professional intermediary. Securities are "price-affected" if the inside information, if made public,  would be likely to have a significant  effect on the price of the securities.  This applies to all companies'  securities affected by the information,  whether directly or indirectly (for example, competitors of a company about to bring out a new product).

     The Act applies  whether you deal as part of your employment or on your own account.  It also  applies  to  information  which you obtain  directly  or indirectly  from an insider whether or not in the course of your employment
     (for example, by social contacts).

     (1)  If you are precluded  from dealing,  normally you are also  prohibited from dealing on behalf of the firm or a client  (except  perhaps on an unsolicited basis);

     (2)  Procuring or encouraging  another person to deal in the price-affected
          securities   (whether  or  not  the  other   person   knows  they  are
          price-affected); and

     (3)  Passing the inside  information  to another  person  other than in the proper performance of your employment.

     It  is  possible  for a  transaction  which  involves  insider  dealing  to constitute an offence  otherwise than under the insider dealing  provisions of the  Criminal  Justice  Act.  In  particular,  under  section 118 of the
     Financial Services and Markets Act 2000 a person who "dishonestly  conceals any  material  facts" is guilty of an offence if he does so for the purpose of  inducing,  or is reckless as to whether it may induce,  another  person
     (whether  or not the person  from whom the facts are  concealed)  to buy or sell an  investment,  or to refrain from buying or selling and  investment.
     This  offence  could  well be  committed  by a person  who  conceals  price sensitive  information  from a  counterparty  to induce him to deal, if the concealment is dishonest.

                 GMO Australia Limited Code of Ethics Supplement

The following  policies and  procedures  are in addition to, and where  relevant supersede  the policies and  procedures  detailed in the GMO Code of Ethics (the
"Code") and Personal Trading Policies and Procedures manual.

Authorisation

Authorisation  must be sought  by all staff  members  prior to  trading  via the
StarCompliance system.

Exemption from Authorisation Requirement

Authorisation for purchasing  securities in an unrestricted  public offer is not required.

GMOA Trading

Securities that are held in the GMOA trusts or individually managed portfolios:
o    may not be  traded by staff  during  the 3 working  days  before  and after re-balancing* by GMOA.
o    and are not being traded as part of the re-balancing* by GMOA may be traded during this 6 working day period  subject to  pre-authorisation.  Staff may trade securities at any other time subject to the pre-authorisation.

*Re-balancing  includes normal monthly trading and any other trading as a result of cashflows.